UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 15, 2014, AsiaInfo-Linkage, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Skipper Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Skipper Limited, a Cayman Islands exempted company with limited liability (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated May 12, 2013 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information in Item 5.01 below is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2014, in connection with the completion of the transactions contemplated by the Merger Agreement, including the Merger, the Company notified NASDAQ Stock Market LLC (the “NASDAQ”) of its intent to remove the shares of Company common stock from listing and requested the filing of a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist and deregister the shares of Company common stock. The Company will file with the SEC a Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the shares of Company common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the consummation of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than the excluded shares and the dissenting shares) was converted into the right to receive US$12.00 in cash without interest (the “Merger Consideration”). An “excluded share” is a share of Company common stock held (i) in the treasury of the Company or (ii) by Parent or any direct or indirect wholly owned subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time, including each share of Company common stock contributed to Parent by the rollover stockholders in accordance with certain rollover agreements entered into by Parent and the rollover stockholders and each share of Company common stock contributed to Parent by certain other stockholders of the Company in accordance with certain additional rollover agreements. A “dissenting share” is a share of Company common stock held by a stockholder who is entitled to demand and properly demands appraisal of such share pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended.

At the Effective Time, (i) each outstanding and unvested option to purchase shares of Company common stock that was granted under the Company’s 2011 Stock Incentive Plan and held by a tier I employee, and (ii) 73.3% of each outstanding and unvested option to purchase shares of Company common stock that was granted under the Company’s 2011 Stock Incentive Plan and held by a tier II employee, was converted into an option to purchase a number of shares of Holdco equal to the number of shares subject to such options to purchase shares of Company common stock (or such applicable portion thereof in the case of a tier II employee). The exercise price of the option to purchase a share of Holdco was equal to the excess of (x) the fair market value of a share of Holdco immediately following the Effective Time as determined by Parent in good faith over (y) the excess of the Merger Consideration over the per share exercise price of such existing options to purchase shares of Company common stock. A “tier I employee” refers to an employee of the Company with the title of vice president or a more senior title as of the date of the Merger Agreement. A “tier II employee” refers to an employee of the Company with the title of director as of the date of the Merger Agreement.

At the Effective Time, (i) 26.7% of each outstanding and unvested option to purchase shares of Company common stock that was granted under the Company’s 2011 Stock Incentive Plan and held by a tier II employee, and (ii) each outstanding and unvested option to purchase shares of Company common stock that was granted under the Company’s 2011 Stock Incentive Plan and held by an employee of the Company who is neither a tier I employee nor a tier II employee, was canceled in consideration of an award of restricted stock units (or in the case of a U.S. taxpayer, restricted stock) that provides for the issuance of a number of shares of Holdco. Such number of shares of Holdco had an aggregate fair market value as of immediately after the Effective Time as determined by Parent in good faith equal to the excess of the Merger Consideration over the per share exercise price of such options to purchase shares of Company common stock, multiplied by the number of shares of Company common stock subject to such options.

At the Effective Time, (x) each outstanding and vested option to purchase shares of Company common stock that was granted under the Company’s 2011 Stock Incentive Plan, and (y) each outstanding option, whether vested or unvested, to purchase shares of Company common stock that was granted under a stock plan of the Company other than the Company’s 2011 Stock Incentive Plan, was canceled in consideration of, as soon as practicable after the Effective Time, (i) the right to receive a cash payment in an amount equal to the excess of the Merger Consideration over the per share exercise price of such options, or (ii) at the election of the holder of such options, the right to receive a number of shares of Holdco with an aggregate fair market value as of immediately following the Effective Time as determined by Parent in good faith equal to the excess of the Merger Consideration over the per share exercise price of such options, multiplied by the number of shares of Company common stock subject to such options.

At the Effective Time, each outstanding restricted stock unit relating to a share of Company common stock that was granted under a stock plan of the Company was converted into a restricted stock unit that provides for the issuance of a share of Holdco.

Notwithstanding the above, at the Effective Time, each outstanding option to purchase shares of Company common stock held by Libin Sun, Davin A. Mackenzie, Sean Shao, Thomas J. Manning, Yungang Lu and Xiwei Huang (each, a director of the Company), whether vested or unvested, was canceled in consideration of the right to receive a cash payment in an amount equal to the excess of the Merger Consideration over the per share exercise price of such option, multiplied by the number of shares of Company common stock subject to such option. At the Effective Time, each outstanding restricted stock unit relating to a share of Company common stock held by Libin Sun, Davin A. Mackenzie, Sean Shao, Thomas J. Manning, Yungang Lu and Xiwei Huang (each, a director of the Company) was converted into the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note and Item 5.02 below is incorporated herein by reference.

On January 15, 2014, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately US$887 million. The consideration was funded through a combination of (i) the contribution of certain shares of Company common stock from the rollover stockholders to Parent (valued at approximately US$134 million based on the Merger Consideration), (ii) equity financing from Power Joy (Cayman) Limited, CITIC Capital (Tianjin) Equity Investment Limited Partnership , CPEChina Fund, L.P., Ellington Investments Pte. Ltd., Al Gharrafa Investment Company, AlpInvest Partners Co-investments 2012 I C.V., AlpInvest Partners Co-investments 2012 II C.V., AlpInvest Partners Co-investments 2011 II C.V., CBC TMT III Limited and InnoValue Capital Ltd. up to an aggregate amount of approximately US$415 million in cash, (iii) debt financing of up to US$330 million from a syndicate of Nomura International (Hong Kong) Limited, Bank of Taiwan, Cathay United Bank, Co., LTD., ICBC International Capital Limited and Maybank Investment Bank Berhad and (iv) the contribution of certain shares of Company common stock underlying restricted stock units pursuant to the Merger Agreement.

The description of the Merger or the Merger Agreement contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with SEC on May 13, 2013 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of January 15, 2014, Libin Sun, Davin A. Mackenzie, Sean Shao, Thomas J. Manning, Yungang Lu and Xiwei Huang resigned as members of the board of directors of the Company. As of the Effective Time, Edward Tian, James Ding and Steve Zhang remain as the directors of the Company.

As of the Effective Time and in connection with the Merger, Yichen Zhang, Jun Tao, Zhen Ji, Jingyang Wu became members of the board of directors of the Company. None of these directors has been named to any committees of the board of directors of the Company, and the Company has not determined the committees of its board of directors to which it expects to name these directors. Except for the Merger Agreement and any related agreements, since the beginning of the Company’s last fiscal year the Company has not engaged in any transactions, and there are no currently proposed transactions, in which the amount involved exceeds $120,000 and in which any of these directors had or will have a direct or indirect material interest. These directors may participate in the Company’s compensation arrangements, plans, policies and procedures generally available to directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and Bylaws were amended, effective January 15, 2014. Copies of the Company’s Amended Certificate of Incorporation and Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 15, 2014, the Company issued a press release announcing the completion of the Merger. A copy of that press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Amended Certificate of Incorporation of the Company, adopted January 15, 2014.

3.2	Amended Bylaws of the Company, adopted January 15, 2014.

99.1	Press Release dated January 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: January 15, 2014		/S/ Jun Wu
	Name:	Jun Wu
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended Certificate of Incorporation of the Company, adopted January 15, 2014.

3.2	Amended Bylaws of the Company, adopted January 15, 2014.

99.1	Press Release dated January 15, 2014.

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